EXHIBIT 99.1

[El Paso Logo]                                                  NEWS
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El Paso Corporation
P.O. Box 2511
Houston, Texas 77252-2511


FOR IMMEDIATE RELEASE


             El PASO PROVIDES CLARIFICATION ON FAS 133 CHARGES

          HOUSTON,  TEXAS,  MARCH 26, 2001- El Paso  Corporation  (NYSE:
     EPG) today clarified the charges taken as a part of the required implementation of Financial Accounting Standard (FAS) No. 133, a new accounting rule dealing with hedging activities and derivative instruments. In the form 10K filed by the El Paso Corporation on March 21, 2001, El Paso noted that it implemented the new rule as of January 1, 2001, and took a charge to other comprehensive income of $821 million, net of taxes. In the Form 10K filed on Friday, March 23, 2001, for The Coastal Corporation, Coastal also reported its implementation of FAS 133 as of January 1, 2001, and a related charge to other comprehensive income of $457 million, net of taxes.
          These FAS 133 charges are non-cash charges that do not affect reported earnings, but do directly impact the stockholders' equity section of the balance sheet under "accumulated other comprehensive income." The charge largely represents the opportunity cost of natural gas hedges in place as of December 31, 2000 for both companies versus natural gas futures prices that existed on that date. As these hedges roll off over time and the remaining hedges are revalued at future points in time, these FAS 133 charges to other comprehensive income should be reduced. Based on current natural gas futures prices, the company expects the combined FAS 133 charges of $1,278 million to be reduced by approximately $500 million to $600 million as of March 31, 2001 with additional reductions in succeeding quarters.
          El Paso Corporation, the largest and most broadly based natural gas company in the world, spans the energy value chain from wellhead to electron. With an enterprise value in excess of $50 billion, El Paso is a leader in every phase of the natural gas industry. The company owns and operates a significant portion of the North American natural gas delivery grid, operates the fastest growing, most sophisticated energy merchant group, and is the nation's third largest natural gas producer. El Paso, a leader in risk management techniques, is focused on maximizing shareholder value, transforming existing markets, and speeding the development of new markets. Visit El Paso at www.elpaso.com.
          Phillips is an integrated petroleum company with interests around the world. Headquartered in Bartlesville, Okla., the company has 12,400 employees and $20.5 billion of assets, and had $21.2 billion of revenues in 2000. Phillips operates an LNG plant in Kenai, Alaska; has interests in LNG shipping; and licenses its proprietary LNG manufacturing technology to other users.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the company's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

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     Contacts:
               Corporate Communications
               & External Affairs                Investor Relations
               Norma F. Dunn                     Bruce L. Connery
               Senior Vice President             Vice President
               Office: (713) 420-3750            Office: (713) 420-5855
               Fax:    (713) 420-3632            Fax:    (713) 420-4417